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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 2004, with respect to the combined consolidated financial statements of Baan UK, Ltd., Baan U.S.A., Inc., and Baan Global B.V. included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-116156) and related Prospectus of SSA Global Technologies, Inc. for the registration of shares of its common stock.

Rotterdam, The Netherlands February 25, 2005

/s/ Ernst & Young Accountants

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  Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM